UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2016

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza 910 Louisiana Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On November 3, 2014, Shell Midstream Partners, L.P. (the “Partnership”) entered into a voting agreement with Shell Pipeline Company LP (“SPLC”) regarding the governance of Bengal Pipeline Company LLC (“Bengal”) (the “Voting Agreement”). On May 23, 2016, in connection with the Acquisition (as defined below), the Partnership and SPLC entered into a Termination of Bengal Voting Agreement (the “Termination Agreement”), under which they agreed that the Voting Agreement was terminated.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 23, 2016, the Partnership completed its previously announced acquisition of an additional 30.0% interest in Zydeco Pipeline Company LLC, an additional 1.0% interest in Bengal and an additional 3.0% interest in Colonial Pipeline Company (the “Acquisition”) for total consideration of $700 million, which consisted of (i) a cash distribution of approximately $692.9 million to SPLC and (ii) the issuance of 214,285 general partner units representing general partner interests in the Partnership (“General Partner Units”) to Shell Midstream Partners GP LLC (the “General Partner”). The Acquisition closed pursuant to a Contribution Agreement dated as of May 17, 2016 by and among SPLC, the Partnership and Shell Midstream Operating LLC. The Partnership funded the cash portion of the consideration for the Acquisition with $345.6 million from the net proceeds of the Partnership’s registered public offering of 10,500,000 common units representing limited partner interests in the Partnership (the “Offering”), $50.6 million of cash on hand and $296.7 million in borrowings under the Partnership’s revolving credit facility. The remaining $7.1 million in consideration consisted of 214,285 General Partner Units.

Upon the closing of the Acquisition and the Offering on May 23, 2016, SPLC’s wholly owned subsidiary, Shell Midstream LP Holdings LLC, owned 21,475,068 common units and 67,475,068 subordinated units in the Partnership, representing an aggregate 49.6% limited partner interest. SPLC also owned a 100% interest in the General Partner, which in turn owned 3,586,580 General Partner Units, representing a 2% general partner interest, and all of the incentive distribution rights in the Partnership. The terms of the Acquisition were approved by the board of directors of the General Partner and by the conflicts committee of the board of directors, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and legal counsel.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

10.1	Termination of Bengal Voting Agreement dated as of May 23, 2016 by and among Shell Pipeline Company LP and Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC, its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 23, 2016

INDEX TO EXHIBITS

Number	Description

10.1	Termination of Bengal Voting Agreement dated as of May 23, 2016 by and among Shell Pipeline Company LP and Shell Midstream Partners, L.P.

4